EXHIBIT 10-36

DATED
------------

EMPLOYMENT CONTRACT

between

NEWSQUEST MEDIA GROUP LIMITED

and

HENRY FAURE WALKER

EXHIBIT 10-36

CONTENTS

CLAUSE

1.	Interpretation.......................................................................................................1

2.	Term of appointment............................................................................................3

3.	Employee warranties............................................................................................3

4.	Duties...................................................................................................................3

5.	Place of work........................................................................................................5

6.	Hours of work.......................................................................................................5

7.	Salary...................................................................................................................5

8.	Expenses..............................................................................................................6

9.	Relocation expenses............................................................................................6

10.	Bonus...................................................................................................................7

11.	Health insurance..................................................................................................8

12.	Directors' and officers' insurance..........................................................................8

13.	Car Allowance......................................................................................................8

14.	Holidays...............................................................................................................9

15.	Outside interests.................................................................................................10

16.	Incapacity...........................................................................................................10

17.	Other periods of absence.....................................................................................12

18.	Lay off and short time working............................................................................12

19.	Confidential information....................................................................................12

20.	Intellectual property...........................................................................................12

21.	Data Protection...................................................................................................13

22.	Notice and Garden Leave....................................................................................14

23.	Termination without notice.................................................................................15

24.	Obligations on termination................................................................................16

25.	Post termination restrictions...............................................................................16

26.	Disciplinary and grievance procedures...............................................................18

27.	Pensions.............................................................................................................18

28.	Collective agreements........................................................................................19

29.	Reconstruction and amalgamation.....................................................................19

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30.	Notices...............................................................................................................19

31.	Entire agreement................................................................................................20

32.	Variation............................................................................................................20

33.	Counterparts......................................................................................................20

34.	Third party rights................................................................................................20

35.	Governing law and jurisdiction...........................................................................20

EXHIBIT 10-36

THIS AGREEMENT is dated
PARTIES

(1)	NEWSQUEST MEDIA GROUP LIMITED incorporated and registered in England and Wales with company number 1676637, whose registered office is at 58 Church Street, Weybridge, Surrey KT13 8DP (Company).

(2)	HENRY FAURE WALKER of The Dial House, 12 Middle Street, Elton, Cambridgeshire PE8 6RA (Employee).
AGREED TERMS

1.	INTERPRETATION

1.1	The definitions and rules of interpretation in this clause 1 apply in this agreement.
Appointment: the employment of the Employee by the Company on the terms of this agreement.
Associated Employer: has the meaning given to it in the Employment Rights Act 1996.
Board: the board of directors of the Company (including any committee of the board duly appointed by it).
Capacity: as agent, consultant, director, employee, owner, partner, shareholder or in any other capacity.
Commencement Date: 1 April 2014.
Confidential Information: information (whether or not recorded in documentary form, stored on any magnetic or optical disk or memory or in any other medium) relating to the business, products, affairs and finances of any Group Company for the time being confidential to any Group Company and trade secrets including, without limitation, technical data and know-how relating to the business of any Group Company or any of their business contacts.
Group: the Group Companies together.
Group Company: the Company, its Subsidiaries or Holding Companies from time to time and any Subsidiary of any Holding Company from time to time.
Gannett Group: Gannett Co., Inc. (US registered) and its Subsidiaries or Holding Companies from time to time and any Subsidiary of any Holding Company from time to time.
Incapacity: any sickness, injury or other medical disorder or condition which prevents the Employee from carrying out his duties
Intellectual Property Rights: patents, rights to Inventions, copyright and related rights, trademarks, trade names and domain names, rights in get-up, rights in goodwill or to sue for passing off, unfair competition rights, rights in designs, rights in computer software, database rights, topography rights, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights, in

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each case whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.
Invention: any invention, idea, discovery, development, improvement or innovation, whether or not patentable or capable of registration, and whether or not recorded in any medium.
Pre-Contractual Statement: any undertaking, promise, assurance, statement, representation, warranty or understanding (whether in writing or not) of any person (whether party to this agreement or not) relating to the Employee's employment under this agreement which is not expressly set out in this agreement or any documents referred to in it.
Restricted Business: those parts of the business of any Group Company with which the Employee was involved to a material extent in the 12 months before Termination.
Restricted Customer: any firm, company or person who, during the 12 months before Termination, was a customer or prospective customer of or was in the habit of dealing with any Group Company with whom the Employee had contact or about whom he became aware or informed in the course of employment.
Restricted Person: any senior manager, sales manager, or senior member of a department or project team employed or engaged by any Group Company and who could materially damage the interests of any Group Company if they were involved in any Capacity in any business concern which competes with any Restricted Business and with whom the Employee dealt in the 12 months before Termination in the course of employment.
Staff Handbook: the Company's staff handbook as amended from time to time.
Subsidiary and Holding Company: in relation to a company mean "subsidiary" and "holding company" as defined in section 1159 of the Companies Act 2006.

1.2	The headings in this agreement are inserted for convenience only and shall not affect its construction.

1.3
A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.4	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.5	Unless the context otherwise requires, words in the singular include the plural and in the plural include the singular.

2.	TERM OF APPOINTMENT

2.1	The Appointment shall commence on the Commencement Date and shall continue, subject to the remaining terms of this agreement, until terminated by either party giving

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the other not less than six months prior notice in writing up to 1 April 2015 and one year’s notice by either party thereafter.

2.2	No employment with a previous employer counts towards the Employee's period of continuous employment with the Company.

2.3	The Employee consents to the transfer of his employment under this agreement to an Associated Employer at any time during the Appointment.

3.	EMPLOYEE WARRANTIES

3.1
The Employee represents and warrants to the Company that, by entering into this agreement or performing any of his obligations under it, he will not be in breach of any court order or any express or implied terms of any contract or other obligation binding on him and undertakes to indemnify the Company against any claims, costs, damages, liabilities or expenses which the Company may incur as a result if he is in breach of any such obligations.

3.2	The Employee warrants that he is entitled to work in the United Kingdom without any additional approvals and will notify the Company immediately if he ceases to be so entitled during the Appointment.

3.3	The Employee warrants that he is not subject to any restrictions which prevent him from holding office as a director.

4.	DUTIES

4.1	The Employee shall serve the Company as Chief Executive Officer or such other role as the Company considers appropriate.

4.2	During the Appointment the Employee shall:

(a)	act as a director of any Group Company and carry out duties on behalf of any Group Company;

(b)	comply with the articles of association (as amended from time to time) of any Group Company of which he is a director;

(c)	abide by any statutory, fiduciary or common-law duties to any Group Company of which he is a director;

(d)	not do anything that would cause him to be disqualified from acting as a director of any Group Company;

(e)	unless prevented by Incapacity, devote the whole of his time, attention and abilities to the business of the Group;

(f)
diligently exercise such powers and perform such duties as may from time to time be assigned to him by the Company, together with any person or persons as the Company may appoint to act jointly with him;

(g)	comply with all reasonable and lawful directions given to him by the Company;

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(h)	promptly make such reports to the Board and the board of directors of Gannett Group in connection with the affairs of the Group on such matters and at such times as are reasonably required;

(i)
report his own wrongdoing and any wrongdoing or proposed wrongdoing of any other employee or director of any Group Company to the Board of the Company and to the Chief Executive of Gannett Group immediately on becoming aware of it;

(j)	use his best endeavours to promote, protect, develop and extend the business of the Company and all other Group Companies; and

4.3	The Employee shall comply with:

◦	the Company’s Anti-corruption and Bribery Policy;

▪	any IT and/or electronic communication systems policies that the Company may issue from time to time; and

▪	the Gannett Group’s Ethics Policy and Inside Trading Policy.

4.4
The Employee shall comply with all UK competition laws in force from time to time as they may affect the business of any Group Company. Any breach of this provision will be treated as a serious offence and may result in disciplinary action.

4.5
The Employee shall comply with any rules, policies and procedures set out in the Staff Handbook, a copy of which is available from the Group Human Resources Department. The Staff Handbook does not form part of this agreement and the Company may amend it at any time. To the extent that there is any conflict between the terms of this agreement and the Staff Handbook, this agreement shall prevail.

4.6
It is the responsibility of the Company to ensure as far as is reasonably practicable the health, safety and welfare of all employees while they are at work. The Employee has a corresponding duty to co operate with the Company at all times on all matters relating to the health, safety and welfare of himself, other members of staff and visitors. The Company’s health and safety policy is available on request from the Group Human Resources Department.

4.7
All documents, manuals, hardware and software provided for the Employee's use by the Company, and any data or documents (including copies) produced, maintained or stored on the Company's computer systems or other electronic equipment (including mobile phones), remain the property of the Company.

5.	PLACE OF WORK

5.1
The Employee's normal place of work is 58 Church Street, Weybridge, Surrey or such other place within the United Kingdom which the Company may reasonably require for the proper performance and exercise of his duties.

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5.2	The Employee agrees to travel on any Group Company's business (both within the United Kingdom or abroad) as may be required for the proper performance of his duties under the Appointment.

5.3	During the Appointment the Employee shall not be required to work outside the United Kingdom for any continuous period of more than one month.

6.	HOURS OF WORK

6.1
The Employee's normal working hours shall be 09:00 to 17:30 on Mondays to Fridays and such additional hours as are necessary for the proper performance of his duties. The Employee acknowledges that he shall not receive further remuneration in respect of such additional hours. Normal hours of work may be changed in the future to meet business needs and the Employee will be notified in advance of such changes.

6.2
All hours worked will be governed by the Working Time Regulations 1998. However, the Employee agrees to exclude Regulation 4 of the Working Time Regulations 1998 (the right not to work more than 48 hours in any one week) provided that he may exercise his right under Regulation 5 by giving notice of not less than 12 weeks to the Company in writing specifying the date on which he shall reassert the right conferred by Regulation 4.

7.	SALARY

7.1	The Employee shall be paid a salary of £300,000 per annum (inclusive of any fees due to the Employee by any Group Company as an officer of any Group Company).

7.2
The Employee's salary shall accrue from day to day and be payable by credit transfer monthly in arrears on or about the 26th day of each month directly into the Employee's bank or building society. A payslip will be provided electronically on or before the pay date by email. The Company reserves the right to alter the date and frequency of payment and will notify the Employee of any such changes in writing.

7.3
The Employee's salary shall be reviewed by the Company annually. The Company is under no obligation to award an increase following a salary review. There will be no review of the salary after notice has been given by either party to terminate the Appointment.

7.4
The Company may deduct from the salary, or any other sums owed to the Employee, any money owed to any Group Company by the Employee, including without limitation any sum to which the Employee has previously consented in writing, any overpayments, advance or loans made to you, or losses suffered by any Group Company for which the Employee may be liable as a result of unlawful or negligent act or failure. This is an express written term for the purposes of section 13 of the Employment Rights Act 1996.

8.	EXPENSES

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8.1
The Company shall reimburse (or procure the reimbursement of) all reasonable expenses wholly, properly and necessarily incurred by the Employee in the course of the Appointment, subject to production of VAT receipts or other appropriate evidence of payment.

8.2	The Employee shall abide by the Company's policies on expenses as set out in the Staff Handbook from time to time.

8.3	Any credit card supplied to the Employee by the Company shall be used only for expenses incurred by him in the course of the Appointment.

9.	RELOCATION EXPENSES

9.1
Subject to production of VAT receipts or other appropriate evidence of payment, the Company shall reimburse the Employee such reasonable costs reasonably and properly incurred by him in relocating to accommodation within a reasonable daily travelling distance of the Company's offices at Weybridge (Relocation Expenses).

9.2
The Company will also reimburse the Employee such Stamp Duty Land Tax up to a maximum of £40,000 (plus associated income tax and national insurance) (together Stamp Duty) incurred by him in relocating to accommodation within a reasonable daily travelling distance of the Company's offices at Weybridge provided this is incurred before 1 April 2015.

9.3
The first £8,000 of the Relocation Expenses shall be paid without deduction of income tax and National Insurance contributions to the extent that the Relocation Expenses qualify for the exemption set out in Chapter 7 of Part 4 of the Income Tax (Earnings and Pensions) Act 2003 and Schedule 3 of Part 8 of the Social Security (Contribution) Regulations 2001 respectively. For the avoidance of doubt, income tax and National Insurance contributions are applicable to the remainder of the Relocation Expenses (if any) in the usual way.

9.4	Except in the circumstances set out in clause 9.5 below, the Employee shall repay the Company as follows:

(a)	if he ceases employment during the period of 12 months after the first expenses payment made by the Company under this clause 9, 100% of the Relocation Expenses and Stamp Duty shall be repaid;

(b)
if he ceases employment more than 12 but no more than 24 months after the first expenses payment made by the Company under this clause 9, 66% of the Relocation Expenses and Stamp Duty shall be repaid; or

(c)	if he ceases employment more than 25 but no more than 36 months after the first expenses payment made by the Company under this clause 9, 33% of the Relocation Expenses and Stamp Duty shall be repaid.
Thereafter, no repayment shall be required.

9.5	Clause 9.4 shall not apply if:

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(a)	the Company terminates the Appointment in breach of the terms of this agreement; or

(b)	the Employee terminates the Appointment in response to a fundamental breach of contract by the Company.

10.	BONUS

10.1
The Company may in its absolute discretion pay the Employee a bonus of such amount, at such intervals and subject to such conditions as the Company may in its absolute discretion determine from time to time to be notified to the Employee from time to time.

10.2
Any bonus payment to the Employee shall be purely discretionary and shall not form part of the Employee's contractual remuneration under this agreement. If the Company makes a bonus payment to the Employee, it shall not be obliged to make subsequent bonus payments.

10.3	The Company may alter the terms of any bonus targets or withdraw them altogether at any time without prior notice.

10.4	Notwithstanding clause 10.1, the Employee shall in any event have no right to a bonus or a time-apportioned bonus if:

(c)	he has not been employed throughout the whole of the relevant financial year of the Company; or

(d)	his employment terminates for any reason or he is under notice of termination (whether given by the Employee or the Company) at or before the date when a bonus might otherwise have been payable.

10.5	Any bonus payments shall not be pensionable.

11.	HEALTH INSURANCE

11.1	The Employee and his immediate family (spouse, civil partner and children under the age of 18) shall be entitled to participate in the Company's private medical insurance scheme subject to:

(a)	the terms of that scheme, as amended from time to time;

(b)	the rules or insurance policy of the relevant insurance provider, as amended from time to time; and

(c)
the Employee and his spouse or civil partner and any children under the age of 18 satisfying the normal underwriting requirements of the relevant insurance provider and the premium being at a rate which the Company considers reasonable.

11.2
The Company in its sole and absolute discretion reserves the right to discontinue, vary or amend the scheme (including the level of the Employee's cover) at any time on reasonable notice to the Employee.

12.	DIRECTORS' AND OFFICERS' INSURANCE

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During the Appointment the Employee shall be entitled to be covered by an umbrella policy of directors' and officers' liability insurance undertaken by Gannett Group subject to its terms.

13.	CAR ALLOWANCE

13.1	A car allowance of £15,000 per annum will be paid while employed.

13.2	If you use your private car for Company business you will be required to provide evidence that you are insured for business use.

13.3	Any driver on Company business (whether using a company or private car) must comply with the provisions of the Company’s Driver’s Handbook, a copy of which will be supplied to you.

14.	HOLIDAYS

14.1
The Employee shall be entitled to 25 days' paid holiday in each holiday year together with the usual public holidays in England and Wales. The Company's holiday year runs between 1st January and 31st December. If the Appointment commences or terminates part way through a holiday year, the Employee's entitlement during that holiday year shall be calculated on a pro-rata basis rounded up to the nearest whole day.

14.2	The Company reserves the right to nominate up to five days of the annual leave entitlement. The Employee will be informed of this nomination in writing with not less than one month’s notice.

14.3
The Employee shall not without the consent of the Board carry forward any accrued but untaken holiday entitlement to a subsequent holiday year unless the Employee has been unavoidably prevented from taking such holiday during the relevant leave year because of absence due to Incapacity or statutory maternity, paternity or adoption leave.

14.4
The Employee shall have no entitlement to any payment in lieu of accrued but untaken holiday except on termination of the Appointment. Subject to clause 14.5 below, the amount of such payment in lieu shall be 1/260th of the Employee's salary for each untaken day of the entitlement under clause 14.1 for the holiday year in which termination takes place and any untaken days carried forward from the preceding holiday year.

14.5
If the Company has terminated or would be entitled to terminate the Appointment under clause 23 or if the Employee has terminated the Appointment in breach of this agreement, any payment due under clause 14.4 shall be limited to the Employee's statutory entitlement under the Working Time Regulations 1998 and any paid holidays (including paid public holidays) taken shall be deemed first to have been taken in satisfaction of that statutory entitlement.

14.6
If on termination of the Appointment the Employee has taken in excess of his accrued holiday entitlement, the Company shall be entitled to recover from the Employee by way of deduction from any payments due to the Employee or otherwise one day's pay calculated at 1/260th of the Employee's salary for each excess day.

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14.7	If either party has served notice to terminate the Appointment, the Company may require the Employee to take any accrued but unused holiday entitlement during the notice period.

14.8
During any continuous period of absence due to Incapacity the Employee shall not accrue holiday under this contract and the Employee's entitlement under clause 14.1 for the holiday year in which such absence takes place shall be reduced pro rata save that it shall not fall below the Employee's entitlement under the Working Time Regulations 1998.

15.	OUTSIDE INTERESTS

15.1
Subject to clause 15.2 below, during the Appointment the Employee shall not, except as a representative of the Company or with the prior written approval of the Company, whether paid or unpaid, be directly or indirectly engaged, concerned or have any financial interest in any Capacity in any other business, trade, profession or occupation (or the setting up of any business, trade, profession or occupation).

15.2
Notwithstanding clause 15.1 above, the Employee may hold an investment by way of shares or other securities of any company (whether or not it is listed or dealt in on a recognised stock exchange) where such company does not carry on a business similar to or competitive with any business for the time being carried on by any Group Company.

15.3
The Employee agrees to disclose to the Company any matters relating to his spouse or civil partner (or anyone living as such), children or parents which may, in the reasonable opinion of the Company, be considered to interfere, conflict or compete with the proper performance of the Employee's obligations under this agreement.

16.	INCAPACITY

16.1
If absent from work because of Incapacity, the Employee must call the Company before 10.00am on the first day of absence to inform them of the reason for your absence and its likely duration. For the avoidance of doubt, a text message is not acceptable. For absences of seven calendar days or less, the Employee is required to produce a self-certification form immediately upon return to work. If the absence continues for eight calendar days or longer the Employee is required to produce a medical certificate signed by his registered medical practitioner stating the reason for absence. A new medical certificate must be produced to cover any subsequent period of absence.

16.2
The Employee agrees to consent to medical examinations (at the Company's expense) by a doctor nominated by the Company should the Company so require. The Employee agrees that any report produced in connection with any such examination may be disclosed to the Company and the Company may discuss the contents of the report with the relevant doctor.

16.3
The Company operates a Statutory Sick Pay scheme (SSP) and the Employee is required to co-operate in the maintenance of necessary records. For the purposes of the SSP, the agreed “qualifying days” are Monday to Friday. The Employee will receive SSP, if

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eligible, for any absence due to illness for a maximum of 28 weeks and in accordance with current legislation.

16.4
In addition the Company provides Occupational Sick Pay (OSP) in some circumstances (please refer to the Handbook). If eligible, and provided the Employee complies with his obligations under this Contract, entitlement pro rata working hours is as follows:

•	On completion of six months service and up to one year: three working days

•	Between one and two years: up to 10 working days

•	Third and subsequent years: up to eight weeks at full pay with further 16 weeks half pay.
Such payments shall be inclusive of any SSP due in accordance with applicable legislation in force at the time of the absence. The Company may in its absolute discretion pay full salary and benefits during sick leave for any period in excess of those shown above.

16.5
If the Incapacity is or appears to be occasioned by actionable negligence, nuisance or breach of any statutory duty on the part of a third party in respect of which damages are or may be recoverable, the Employee shall immediately notify the Company of that fact and of any claim, compromise, settlement or judgment made or awarded in connection with it and all relevant particulars that the Company may reasonably require. The Employee shall if required by the Company, refund to the Company that part of any damages or compensation recovered by him relating to the loss of earnings for the period of the Incapacity as the Company may reasonably determine less any costs borne by him in connection with the recovery of such damages or compensation, provided that the amount to be refunded shall not exceed the total amount paid to the Employee by the Company in respect of the period of Incapacity.

16.6
The rights of the Company to terminate the Appointment under the terms of this agreement apply even when such termination would or might cause the Employee to forfeit any entitlement to sick pay or other benefits.

16.7
Pension contributions will continue as normal while the Employee is paid at the full rate in accordance with this clause 16. If the Employee's pay during any period of absence is reduced or the Employee is paid SSP only, the level of contributions in respect of their membership of the Newsquest Stakeholder Pension Plan or other personal pension plan made available by the Company may continue, subject to the relevant pension scheme rules in force at the time of their absence.

17.	OTHER PERIODS OF ABSENCE
If unable to attend work for any reason other than Incapacity, the Employee must provide full details and receive approval in advance from the Company. Details of any entitlement to Parental Leave, Dependant Care Leave and Maternity Leave and other types of leave can be obtained from the Group Human Resources Department.

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18.	LAY OFF AND SHORT TIME WORKING
The Employee may be laid off from working by the Company due to a temporary cessation of work. In such event, the Employee’s entitlement to pay during that period of layoff will cease save that any rights to a statutory guarantee payment are not affected. The Employee may be put on short time working by the Company due to a temporary reduction of work. In such event, entitlement to pay during that period will reduce save that any rights to a statutory guarantee payment are not affected.

19.	CONFIDENTIAL INFORMATION

19.1	The Employee acknowledges that in the course of the Appointment he will have access to Confidential Information. The Employee has therefore agreed to accept the restrictions in this clause 19.

19.2
The Employee shall not (except in the proper course of his duties), either during the Appointment or at any time after its termination (however arising), use or disclose to any person, company or other organisation whatsoever (and shall use his best endeavours to prevent the publication or disclosure of) any Confidential Information. This shall not apply to:

(a)	any use or disclosure authorised by the Company or required by law;

(b)	any information which is already in, or comes into, the public domain other than through the Employee's unauthorised disclosure; or

(c)	any protected disclosure within the meaning of section 43A of the Employment Rights Act 1996.

20.	INTELLECTUAL PROPERTY

20.1
The Employee acknowledges that all Intellectual Property Rights subsisting (or which may in the future subsist) in all works made wholly or partially by him at any time during the course of his employment and all materials embodying such Intellectual Property Rights belong automatically to the Company to the fullest extent permitted by law. To the extent that they do not vest automatically in the Company on creation, the Employee holds them on trust for the Company. The Employee agrees promptly to execute all documents and do all acts as may, in the opinion of the Company, be necessary to give effect to this clause 20.

20.2
The Employee hereby irrevocably waives all moral rights under the Copyright, Designs and Patents Act 1988 (and all similar rights in other jurisdictions) which the Employee has or will have in any existing or future works referred to in this clause 20.

20.3
The Employee irrevocably appoints the Company to be his attorney in his name and on his behalf to execute documents, use the Employee's name and do all things which are necessary or desirable for Company to obtain for itself or its nominee the full benefit of this clause 20. A certificate in writing, signed by any director or the secretary of the Company, that any instrument or act falls within the authority conferred by this

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agreement shall be conclusive evidence that such is the case so far as any third party is concerned.

21.	DATA PROTECTION

21.1
The Employee consents to any Group Company processing data relating to the Employee for legal, personnel, administrative and management purposes and in particular to the processing of any sensitive personal data (as defined in the Data Protection Act 1998) relating to the Employee, including, as appropriate:

(a)	information about the Employee's physical or mental health or condition in order to monitor sick leave and take decisions as to the Employee's fitness for work;

(b)	the Employee's racial or ethnic origin or religious or similar information in order to monitor compliance with equal opportunities legislation; and

(c)	information relating to any criminal proceedings in which the Employee has been involved for insurance purposes and in order to comply with legal requirements and obligations to third parties.

21.2
The Company may make such information available to any Group Company, those who provide products or services to any Group Company (such as advisers and payroll administrators), regulatory authorities, potential or future employers, governmental or quasi-governmental organisations and potential purchasers of the Company or the business in which the Employee works.

21.3
The Employee consents to the Company monitoring and recording any use that he makes of the Company's electronic communications systems for the purpose of ensuring that the Company's rules are being complied with and for legitimate business purposes.

22.	NOTICE AND GARDEN LEAVE

22.1	The Company may require the Employee to take any accrued but untaken holiday during the relevant notice period.

22.2
In the event of the Employee’s absence from work during the relevant notice period, rights to any occupational sick pay for the period of such absence will cease and the Employee will receive SSP only.

22.3	During any period of Garden Leave:

(a)	the Company shall be under no obligation to provide any work to the Employee and may revoke any powers the Employee holds on behalf of any Group Company;

(b)
the Company may require the Employee to carry out alternative duties or to only perform such specific duties as are expressly assigned to the Employee, at such location (including the Employee's home) as the Company may decide;

(c)	the Employee shall continue to receive his basic salary and all contractual benefits in the usual way and subject to the terms of any benefit arrangement;

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(d)	the Employee shall remain an employee of the Company and bound by the terms of this agreement (including any implied duties of good faith and fidelity);

(e)	the Employee shall ensure that the Company knows where he will be and how he can be contacted during each working day (except during any periods taken as holiday in the usual way);

(f)	the Company may exclude the Employee from any premises of any Group Company; and

(g)
the Company may require the Employee not to contact or deal with (or attempt to contact or deal with) any officer, employee, consultant, client, customer, supplier, agent, distributor, shareholder, adviser or other business contact of any Group Company.

23.	TERMINATION WITHOUT NOTICE

23.1
The Company may also terminate the Appointment with immediate effect without notice and with no liability to make any further payment to the Employee (other than in respect of amounts accrued due at the date of termination) if the Employee:

(a)	is disqualified from acting as a director or resigns as a director from the without the prior written approval of the Board;

(b)	is guilty of any gross misconduct affecting the business of any Group Company (examples of gross misconduct are given in the Staff Handbook);

(c)	commits any serious or repeated breach or non-observance of any of the provisions of this agreement or refuses or neglects to comply with any reasonable and lawful directions of the Company;

(d)	is, in the reasonable opinion of the Company, negligent and incompetent in the performance of his duties;

(e)	is declared bankrupt or makes any arrangement with or for the benefit of his creditors or has a county court administration order made against him under the County Court Act 1984;

(f)	is convicted of any criminal offence (other than an offence under any road traffic legislation in the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed);

(g)	becomes of unsound mind (which includes lacking capacity under the Mental Capacity Act 2005), or a patient under any statute relating to mental health;

(h)	ceases to be eligible to work in the United Kingdom;

(i)
is guilty of any fraud or dishonesty or acts in any manner which in the opinion of the Company brings or is likely to bring the Employee any Group Company into disrepute or is materially adverse to the interests of any Group Company;

(j)	is in breach of the Company's anti-corruption and bribery policy and related procedures;

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(k)	is guilty of a serious breach of any rules issued by the Company from time to time regarding its electronic communications systems; or

(l)	subject to a medical review by the Company, is unable by reason of Incapacity to perform his duties under this agreement for an aggregate period in excess of 28 weeks in any 52-week period.

23.2
The rights of the Company under clause 23.1 are without prejudice to any other rights that it might have at law to terminate the Appointment or to accept any breach of this agreement by the Employee as having brought the agreement to an end. Any delay by the Company in exercising its rights to terminate shall not constitute a waiver thereof.

24.	OBLIGATIONS ON TERMINATION

24.1	On termination of the Appointment (however arising) the Employee shall:

(a)
Immediately deliver to the Company all documents, books, materials, records, correspondence, papers and information (on whatever media and wherever located) relating to the business or affairs of any Group Company or its business contacts, any keys, credit card and any other property of any Group Company, including any car provided to the Employee, which is in his possession or under his control;

(b)
irretrievably delete any information relating to the business of any Group Company stored on any magnetic or optical disk or memory and all matter derived from such sources which is in his possession or under his control outside the Company's premises; and

(c)	provide a signed statement that he has complied fully with his obligations under this clause 24.1 together with such reasonable evidence of compliance as the Company may request.

24.2
On termination of the Appointment, however arising, the Employee shall not be entitled to any compensation for the loss of any rights or benefits under any share option, bonus, long-term incentive plan or other profit sharing scheme operated by any Group Company in which he may participate.

24.3
The Employee agrees that he will neither during the Appointment nor at any time after the Appointment make any statements, oral or written, or cause or allow to be published in his name, or under any other name, any statements, interviews, articles, books, web logs, editorials or commentary (oral or written) that are critical or disparaging of the Gannett Group, any Group Company, nor any of their respective operations, directors, officers or employees.

25.	POST TERMINATION RESTRICTIONS

25.1
In order to protect the Confidential Information and business connections of the Company and each Group Company to which he has access as a result of the Appointment, the Employee covenants with the Company (for itself and as trustee and agent for each Group Company) that he shall not:

EXHIBIT 10-36

(a)
for 12 months after Termination solicit or endeavour to entice away from any Group Company the business or custom of a Restricted Customer with a view to providing goods or services to that Restricted Customer in competition with any Restricted Business;

(b)
for 12 months after Termination in the course of any business concern which is in competition with any Restricted Business, offer to employ or engage or otherwise endeavour to entice away from any Group Company any Restricted Person;

(c)
for 12 months after Termination in the course of any business concern which is in competition with any Restricted Business, employ or engage or otherwise facilitate the employment or engagement of any Restricted Person, whether or not such person would be in breach of contract as a result of such employment or engagement;

(d)	for 12 months after Termination, be involved in any Capacity with any business concern which is (or intends to be) in competition with any Restricted Business;

(e)
for 12 months after Termination be involved with the provision of goods or services to (or otherwise have any business dealings with) any Restricted Customer in the course of any business concern which is in competition with any Restricted Business; or

(f)
at any time after Termination, represent himself as connected with any Group Company in any Capacity, other than as a former employee, or use any registered business names or trading names associated with any Group Company.

25.2	None of the restrictions in clause 25.1 shall prevent the Employee from:

(a)	holding an investment by way of shares or other securities of not more than 5% of the total issued share capital of any company, whether or not it is listed or dealt in on a recognised stock exchange;

(b)
being engaged or concerned in any business concern insofar as the Employee's duties or work shall relate solely to geographical areas where the business concern is not in competition with any Restricted Business; or

(c)
being engaged or concerned in any business concern, provided that the Employee's duties or work shall relate solely to services or activities of a kind with which the Employee was not concerned to a material extent in the 12 months before Termination.

25.3	The restrictions imposed on the Employee by this clause 25 apply to him acting:

(a)	directly or indirectly; and

(b)	on his own behalf or on behalf of, or in conjunction with, any firm, company or person.

25.4	The periods for which the restrictions in clause 25 apply shall be reduced by any period that the Employee spends on Garden Leave immediately before Termination.

25.5	If the Employee receives an offer to be involved in a business concern in any Capacity during the Appointment, or before the expiry of the last of the covenants in this clause

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25, the Employee shall give the person making the offer a copy of this clause 25 and shall tell the Company the identity of that person as soon as possible.

25.6	The Company and the Employee entered into the restrictions in this clause 25 having been separately legally advised.

25.7
Each of the restrictions in this clause 25 is intended to be separate and severable. If any of the restrictions shall be held to be void but would be valid if part of their wording were deleted, such restriction shall apply with such deletion as may be necessary to make it valid or effective.

26.	DISCIPLINARY AND GRIEVANCE PROCEDURES

26.1
The Employee is subject to the Company's disciplinary and grievance procedures, details of which are contained in the Staff Handbook. These procedures do not form part of the Employee's contract of employment.

26.2
The Company may suspend the Employee from any or all of his duties during any period in which the Company is investigating any disciplinary matter involving the Employee or while any disciplinary procedure against the Employee is outstanding.

27.	PENSIONS

27.1
The Company sponsors a pension plan which you may apply to join - the Newsquest Workplace Pension Plan – Enhanced Section (“NWPP - Enhanced Section”).  The NWPP - Enhanced Section is a group Stakeholder Pension Plan currently operated by Legal & General Assurance Society Ltd (L&G). The terms of the NWPP – Enhanced Section are detailed in the Plan Joining Pack, a copy of which is supplied with this agreement.  The NWPP - Enhanced Section is not contracted-out of the State Second Pension.

27.2
The Company reserves the right to provide alternative pension arrangements in place of the NWPP – Enhanced Section, amend the NWPP – Enhanced Section, (including the level or type of benefits it provides), terminate the NWPP – Enhanced Section and withdraw from sponsoring any pension arrangements. In any of these circumstances, you will be notified of any different pension arrangements which apply.

27.3
The Company also operates a group personal pension plan in compliance with the employer pension duties under the Pensions Act 2008. If you are an Eligible Jobholder, and you choose not to join the NWPP - Enhanced Section, you may be enrolled automatically as an active member of this plan instead, or such other registered pension scheme as may be established by the Company to replace the plan, from the start of your employment. You will be subject then to the rules of the plan as are in force from time to time. The Company reserves the right to vary, amend or withdraw the plan, or any of its rules or benefits, at any time and this may include terminating the plan and taking out a new one with another pension scheme provider. Further details about the plan, including conditions of eligibility and the rates of contributions can be obtained by emailing the payroll department on nwpp.payroll@nqhd.co.uk.

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27.4
If enrolled, you will pay such contributions to the plan as may be required by law from time to time and the Company will also pay such contributions to the plan as it may designate from time to time. Any Company and Employee contributions paid will be sufficient to maintain the plan’s status as a qualifying scheme for the purposes of the Pensions Act 2008. Your employee contributions to the plan will be deducted from your salary and paid into the plan on a monthly basis in arrears.

27.5	A contracting-out certificate is not in force in respect of your employment.

28.	COLLECTIVE AGREEMENTS
There is no collective agreement which directly affects the Appointment.

29.	RECONSTRUCTION AND AMALGAMATION
If the Appointment is terminated at any time by reason of any reconstruction or amalgamation of any Group Company, whether by winding up or otherwise, and the Employee is offered employment with any concern or undertaking involved in or resulting from the reconstruction or amalgamation on terms which (considered in their entirety) are no less favourable to any material extent than the terms of this agreement, the Employee shall have no claim against the Company or any such undertaking arising out of or connected with the termination.

30.	NOTICES

30.1
A notice given to a party under this agreement shall be in writing in the English language and signed by or on behalf of the party giving it. It shall be delivered by hand or sent by pre-paid first class post to the party at the address given in this agreement or as otherwise notified in writing to the other party.

30.2	Any such notice shall be deemed to have been received:

(a)	if delivered by hand, at the time the notice is left at the address or given to the addressee;

(b)	in the case of pre-paid first class UK post or other next working day delivery service, at 9.00 am on the second business day after posting or at the time recorded by the delivery service.

30.3	A notice shall have effect from the earlier of its actual or deemed receipt by the addressee. For the purpose of calculating deemed receipt:

(a)	all references to time are to local time in the place of deemed receipt; and

(b)	if deemed receipt would occur on a Saturday or Sunday or a public holiday when banks are not open for business, deemed receipt is at 9.00 a.m. on the next business day.

30.4	A notice required to be given under this agreement shall not be validly given if sent by e-mail or fax.

EXHIBIT 10-36

31.	ENTIRE AGREEMENT

31.1
This agreement and any document referred to in it constitutes the whole agreement between the parties (and in the case of the Company, as agent for any Group Companies) and supersedes all previous discussions, correspondence, negotiations, arrangements, understandings and agreements between them.

31.2	Each party acknowledges that in entering into this agreement it has not relied on and shall have no remedy in respect of any Pre-Contractual Statement.

31.3
Each party agrees that its only liability in respect of those representations and warranties that are set out in this agreement (whether made innocently or negligently) shall be for breach of contract.

31.4	Nothing in this agreement shall limit or exclude any liability for fraud.

32.	VARIATION
No variation or agreed termination of this agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

33.	COUNTERPARTS
This agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and all the counterparts together shall constitute one and the same instrument.

34.	THIRD PARTY RIGHTS
No person other than a party to this agreement may enforce any of its terms.

35.	GOVERNING LAW AND JURISDICTION

35.1
This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

35.2
The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims).

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXHIBIT 10-36

Executed as a deed by NEWSQUEST MEDIA GROUP LIMITED acting by a director, in the presence of:

 /s/ Carly Smith
 ………………………………………………
SIGNATURE OF WITNESS

Carly Smith
………………………………………….
NAME OF WITNESS

[redacted]
………………………………………………
………………………………………………
………………………………………………ADDRESS OF WITNESS

PA
……………………………………………….
OCCUPATION OF WITNESS

/s/ Paul Davidson ....................................... Director

EXHIBIT 10-36

Signed as a deed by HENRY FAURE WALKER in the presence of:

/s/ Madeline Reynolds
………………………………………………
SIGNATURE OF WITNESS

Madeline Reynolds
………………………………………….
NAME OF WITNESS

[redacted]
………………………………………………
………………………………………………
………………………………………………ADDRESS OF WITNESS

Headhunter
……………………………………………….
OCCUPATION OF WITNESS

/s/ Henry Faure Walker ……………………………… Employee